                                                                       EXHIBIT 5

                                   Law Offices
                 BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ
                           A Professional Corporation

                            First Tennessee Building

                               165 Madison Avenue

                                   Suite 2000

                            MEMPHIS, TENNESSEE 38103

                                 (901) 526-2000

                                    FACSIMILE
                                 (901) 577-2303

                                December 16, 2003

Kirkland's, Inc.
805 N. Parkway
Jackson, TN 38305

Ladies and Gentlemen:

We have acted as special counsel to Kirkland's, Inc., a Tennessee corporation (the "Company"), in connection with the Company's registration under the Securities Act of 1933, as amended (the "Act"), of the proposed sale by certain shareholders (the "Selling Shareholders") of up to 4,517,604 issued and outstanding shares (the "Shares") of the Company's common stock, no par value ("Common Stock"), pursuant to a Registration Statement on Form S-3, as amended (the "Registration Statement"), initially filed with the Securities and Exchange Commission on or about December 16, 2003.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Company's Amended and Restated Charter and By-Laws, as in effect on the date hereof; (iii) a specimen certificate representing shares of Common Stock; and (iv) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Selling Shareholders and others. In addition, we have assumed the conformity of the certificates representing the Shares to the form of the specimen thereof examined by us and the due execution and delivery of such certificates.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

Kirkland's, Inc.
December 16, 2003
Page 2

The foregoing opinion is based on and limited to the law of the State of Tennessee, and we express no opinion as to the laws of any other jurisdiction.

This opinion has been prepared by us, as the Company's special counsel, solely for its use in connection with the filing of the Registration Statement and should not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to any governmental agency or other person or entity without the prior written consent of this firm.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                        Very truly yours,



                                        /s/ Baker Donelson, Bearman, Caldwell &
                                        Berkowitz

                                        BAKER DONELSON, BEARMAN,
                                        CALDWELL & BERKOWITZ, PC